Exhibit 10.5

Zweiter Nachtrag zum Geschäftsführeranstellungsvertrag vom 03.12.2016	Second Amendment to the Managing Director’s Contract of Employment signed on 3 December 2016

zwischen	between

Heidrive GmbH Starenstraße 23, 93309 Kelheim

– im Folgenden „Gesellschaft“ –	– hereinafter ”Company“ –

diese vertreten durch die Gesellschafterversammlung, diese wiederum vertreten durch Herrn Hendrik Roeland Nugteren	represented by the shareholder`s meeting, same in turn represented by Mr. Hendrik Roeland Nugteren

und	and

Herrn Helmut Pirthauer Rebenweg 24, 93309 Kelheim

– im Folgenden „Geschäftsführer“ –	– hereinafter ”Managing Director“ –

– beide auch „Parteien“ genannt –	– both referred to as „Parties“ –

Präambel	Preamble

Zwischen den Parteien besteht ein Geschäftsführeranstellungsvertrag vom 03.12.2016. Auf Basis eines Beschlusses der Gesellschafterversammlung von 5. März 2021 schließen die Parteien den nachfolgenden 2. Nachtrag zum Geschäftsführeranstellungsvertrag.

The Parties entered into a Managing Director`s Contract of Employment signed on 3 December 2016. On the basis of a resolution passed by the Company’s shareholders’ meeting on March 5th, 2021, the Parties hereby conclude the following Second Amendment to the Managing Director`s Contract of Employment.

§ 1 Vertragsdauer, Vertragsbeendigung	Section 1 Contract Term and Termination

Ergänzend zu § 3 des Geschäftsführeranstellungsvertrages wird das Folgende vereinbart:	By supplementing section 3 of the Managing Director`s Contract of Employment, the Parties agree on the following:

(1)       Das beiderseitige ordentliche Kündigungsrecht des Geschäftsführervertrages wird für den Zeitraum vom 01.01.2021 bis 31.12.2023 ausgeschlossen. Das Recht zur außerordentlichen Kündigung bleibt unberührt.

(2)      Eine ordentliche Kündigung kann unter Einhaltung der in § 3 (2) a) des Geschäftsführervertrages genannten Frist somit erstmals zum 31.12.2023 erklärt werden.

(1)       Both parties exclude the right to terminate the Managing Director`s Contract of Employment without cause in the period between 1 January 2021 and 31 December 2023. The right to terminate for cause shall remain unaffected.

(2)       Hence, the Managing Director`s Contract of Employment may be terminated without cause for the first time, observing the notice period under the rules of section 3 (2) a) of the Managing Director`s Contract of Employment, with effect of December 31, 2023.

§ 2 Bezüge	Section 2 Remuneration

(1)       Abweichend von § 7 des Geschäftsführeranstellungsvertrages erhält der Geschäftsführer ein Jahresgrundgehalt wie folgt:

a)        Für das Jahr 2021 beträgt das Jahresgrundgehalt EUR 280.000,00.

b)        Für das Jahr 2022 beträgt das Jahresgrundgehalt EUR 305.000,00.

c)        Ab dem Jahr 2023 beträgt das Jahresgrundgehalt EUR 325.000,00.

(2)        Hinsichtlich der möglichen Teilnahme des Geschäftsführers am „Restricted Stock Option Program“ gemäß § 7 (5) des Geschäftsführeranstellungsvertrages wird vereinbart, dass der Geschäftsführer hieran (anstatt mit einem Betrag von EUR 40.000) im Umfang von 20 % des jeweiligen Jahresgrundgehalts teilnehmen kann.

Der „Target Bonus“ gemäß § 7 (2) wird aufgrund der neuen Allied Dynamos Struktur gemäß Anhang 1 zum 01 Januar 2021 neu fixiert.

Dieser kann ohne Änderung des Geschäftsführervertrages vom 03.12.2016 sowie der beiden Nachträge vom 13.03.2018 und 18.03.2021 neu vereinbart werden. Hierzu ist jedoch die schriftliche Zustimmung beider Parteien notwendig.

(1)       Deviating from section 7 of the Managing Director`s Contract of Employment, the Managing Director shall be entitled to receive an annual base salary as follows:

a)         For the year 2021, the annual base salary shall amount to EUR 280.000,00.

b)         For the year 2022, the annual base salary shall amount to EUR 305.000,00.

c)         Starting with the year 2023, the annual base salary shall amount to 325.000,00.

(2)       As regards the Managing Director`s possible participation in the “Restricted Stock Option Program” under the regulation of section 7 (5) of the Managing Director`s Contract of Employment the Parties agree that the Managing Director can take part in the amount of 20 % of the respective annual base salary (instead of the amount of € 40K).

The “Target Bonus” regulated by section § 7 (2) shall be newly stated as of January 01, 2021 due to the new Allied Dynamos structure according to Annex 1. This can be newly agreed without amending the managing director agreement of December 03, 2016 and the two addenda of March 13, 2018 and March 18, 2021. However, the written consent of both parties is required for this.

§ 3 Schlussbestimmungen	Section 3 Final Provisions

(3) Soweit in diesem Zweiten Nachtrag keine abweichenden Regelungen getroffen wurden, gelten die Bestimmungen des Geschäftsführeranstellungsvertrages unverändert fort.	(1) Unless not specifically agreed otherwise in this Second Amendment, the rules of the Managing Director`s Contract of Employment shall remain in force.

(2) Änderungen und Ergänzungen dieses Zweiten Nachtrags oder des Geschäftsführeranstellungsvertrages bedürfen zu ihrer Rechtswirksamkeit der Schriftform und der Unterzeichnung durch beide Vertragspartner auf derselben Urkunde.	(2) Amendments and supplements to present Second Amendment as well as the Managing Director`s Contract of Employment shall not be legally valid unless drawn up in writing and the same document signed by both parties hereto.

(3) Im Zweifel gilt die deutsche Fassung dieses 2. Nachtrags.	(3) In case of doubt only the German version shall prevail.

Kelheim, den 18. März, 2021 /s/ Hendrik Nugteren Heidrive GmbH – Hendrik Nugteren /s/ Helmut Pirthauer Helmut Pirthauer